UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 16, 2018
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders (the "Annual Meeting") on May 16, 2018 in Gallipolis, Ohio.  At the Annual Meeting, the shareholders voted on three proposals.  The proposals are described in detail in the Proxy Statement.

Proposal 1
Registrant's shareholders elected three individuals to the Board of Directors for a term expiring in 2021, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Anna P. Barnitz	3,286,977	69,243	721,039
Brent R. Eastman	3,273,180	83,040	721,039
Thomas E. Wiseman	3,237,397	118,823	721,039

Proposal 2
Registrant's shareholders approved, in a non-binding vote, the compensation of the Registrant's named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,117,705	22,871	215,643	721,040

Proposal 3
Registrant's shareholders ratified the selection of Crowe Horwath LLP as the Registrant's independent registered public accounting firm for fiscal year ending December 31, 2018, as set forth below:

Votes For	Votes Against	Abstentions
3,979,132	47,564	50,563

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OHIO VALLEY BANC CORP.

Date:	May 21, 2018	By:	/s/Thomas E. Wiseman
		Name:	Thomas E. Wiseman
		Title:	President and Chief Executive Officer